U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. January 7, 2005

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-27599 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

       Effective January 7, 2005, SulphCo, Inc. (the “Company”) appointed Alan L. Austin, Jr. as its Vice President of Finance and Chief Financial Officer, filling a vacancy created by the departure of the former Chief Financial Officer in July 2004.

       Prior to joining the Company Mr. Austin was Vice President, Finance & Administration of Desert Research Institute (DRI), where he served from June 2000 to January 3rd, 2005. DRI was founded in 1959 as a stand-alone research-oriented component of the University and Community College System of Nevada and has been recognized as one of the world’s leading multi-disciplinary environmental research organizations. Prior thereto Mr. Austin held a number of financial and administrative positions, including Chief Operating Officer for Administration and Finance at The University of Texas Health Science Center at Houston from 1998 to 2000 and Assistant Vice President for Continuous Improvement for the Center from 1993 to 2000. Mr. Austin received a B.S. in Statistics from Brigham Young University in 1985 and an M.B.A. in Statistics/Operations Research and Finance from the University of Houston in 1989.

       In connection with Mr. Austin’s appointment, the Company has agreed to pay him a salary of $180,000 per annum and to grant him 50,000 shares of common stock.

Item 9.01.   Exhibits

10.29     Letter Agreement dated as of January 6, 2005, by and between SulphCo, Inc. and Alan L. Austin, Jr.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC.
(Registrant)

Date: January 10, 2005	/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman,
Chairman and Chief Executive Officer